SunCoke Energy Partners, L.P. Q4 & FY 2017 Earnings and 2018 Guidance Conference Call January 31, 2018 Exhibit 99.2

Forward-Looking Statements This slide presentation should be reviewed in conjunction with the Fourth Quarter and Full-Year 2017 earnings and 2018 guidance release of SunCoke Energy Partners, L.P. (SXCP) and conference call held on January 31, 2018 at 10:00 a.m. ET. Except for statements of historical fact, information contained in this presentation constitutes “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based upon information currently available, and express management’s opinions, expectations, beliefs, plans, objectives, assumptions or projections with respect to anticipated future performance of SXC or SunCoke Energy Partners, L.P. (SXCP). These statements are not guarantees of future performance and undue reliance should not be placed on them. Although management believes that its plans, intentions and expectations reflected in, or suggested by, the forward-looking statements made in this presentation are reasonable, no assurance can be given that these plans, intentions or expectations will be achieved when anticipated or at all. Forward-looking statements often may be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “contemplate,” “estimate,” “predict,” “guidance,” “forecast,” “potential,” “continue,” “may,” “will,” “could,” “should,” or the negative of these terms or similar expressions. Such statements are subject to a number of known and unknown risks, and uncertainties, many of which are beyond the control of SXC and SXCP, or are difficult to predict, and may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Each of SXC and SXCP has included in its filings with the Securities and Exchange Commission (SEC) cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement. Such factors include, but are not limited to: changes in industry conditions; the ability to renew current customer, supplier and other material agreements; future liquidity, working capital and capital requirements; the ability to successfully implement business strategies and potential growth opportunities; the impact of indebtedness and financing plans, including sources and availability of third-party financing; possible or assumed future results of operations; the outcome of pending and future litigation; potential operating performance improvements and the ability to achieve anticipated cost savings from strategic revenue and efficiency initiatives. For more information concerning these factors, see the SEC filings of SXC and SXCP. All forward-looking statements included in this presentation are expressly qualified in their entirety by the cautionary statements contained in such SEC filings. The forward-looking statements in this presentation speak only as of the date hereof. Except as required by applicable law, SXC and SXCP do not have any intention or obligation to revise or update publicly any forward-looking statement (or associated cautionary language) made herein, whether as a result of new information, future events, or otherwise after the date of this presentation. This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Furthermore, the non-GAAP financial measures presented herein may not be consistent with similar measures provided by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the Appendix at the end of the presentation. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided in the Appendix. These data should be read in conjunction with the periodic reports of SXC and SXCP previously filed with the SEC. Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals indicated and percentages may not precisely reflect the absolute figures for the same reason. Industry and market data used in this presentation have been obtained from industry publications and sources as well as from research reports prepared for other purposes. SXC and SXCP have not independently verified the data obtained from these sources and cannot assure investors of either the accuracy or completeness of such data. SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call

2017 Accomplishments

SXCP SXCPartners









Accomplish 2017 Financial Objectives

- Delivered against key financial guidance targets; FY '17 Adj. EBITDA attributable to SXCP of $221.3M above guidance range
- Maintained attractive distribution policy throughout 2017
- Optimized SXCP balance sheet, providing significant flexibility to execute growth, operating and capital allocation priorities

Execute Granite City Gas Sharing Project

- Made significant progress on GCO Gas Sharing initiative in 2017

Deliver Operations Excellence

- Delivered strong operational performance across coke and logistics
- FY 2017 cokemaking results above original guidance range; logistics results, which include $1.5M new business, up 10.3% vs. FY 2016

Optimize Cokemaking and Logistics Asset Base

- Successfully grew CMT new business (e.g., aggregates and pet. coke)
- Recently secured CMT barge unloading solution, expanding multi-modal capabilities

SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call 3

Q4 and FY 2017 Overview ($ in millions) For a definition and reconciliation of Adjusted EBITDA and Adjusted EBITDA attributable to SXCP, please see appendix. ($ in millions) Attrib. to NCI Attrib. to SXCP Attrib. to NCI Attrib. to SXCP Q4 ‘17 NI attrib. to SXCP of $101.5M Revaluation of deferred tax items, resulting in $67.4M income tax benefit attrib. to SXCP FY ‘17 net loss attrib. to SXCP of $18.1M Impacted by regulations on Qualifying Income finalized by the IRS in Q1 2017 FY ‘17 OCF of $136.7M vs. $183.6M in 2016 driven by working capital changes Q4 ‘17 Adj. EBITDA attrib. SXCP of $70.8M Achieved record CMT volumes, resulting in higher revenues & EBITDA throughout 2017 and lower deferred revenue recognized in Q4 2017 on ToP shortfalls vs. Q4 2016 FY ‘17 Adj. EBITDA attrib. to SXCP of $221.3M, up $11.6M, or 5.5%, vs. FY ‘16 and above 2017 guidance range SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call

Q4 and FY 2017 Overview

SXCP SXCPartners


Distributable Cash Flow(1)
($ in millions)
Proforma
$31.8
$32.8
$152.3
$127.6
$138.4
$136.0
Q4 '16
Q4 '17
FY '16
FY '17
FY '16(2)
FY '17(3)


Distribution Cash Coverage Ratio(1)
Proforma
1.08x
1.11x
1.31x
1.08x
1.19x
1.15x
Q4 '16
Q4 '17
FY '16
FY '17
FY '16(2)
FY '17(3)

Q4 '17 and FY '17 OCF coverage ratio of 0.82x and 1.16x, respectively[4]

Q4 '17 DCF of $32.8M comparable to Q4 '16, and FY '17 DCF of $127.6M down vs. FY '16 DCF of $152.3M

- Includes $8.4M repayment of sponsor support in '17 vs. $13.9M benefit in '16
- Excluding impacts, 2017 DCF and Cash Coverage Ratio comparable to 2016

2017 results at top end of guidance

- FY 2017 DCF of $127.6M vs. guidance of $119M to $130M
- FY 2017 Distribution Cash Coverage of 1.08x vs. guidance of 1.01x to 1.10x

(1) For a definition and reconciliation of Distributable Cash Flow and Distribution Cash Coverage Ratio, please see appendix.
(2) FY 2016 Distributable Cash Flow and Distribution Cash Coverage Ratio excluding benefit of $13.9M sponsor support.
(3) FY 2017 Distributable Cash Flow and Distribution Cash Coverage Ratio excluding repayment of $8.4M sponsor support.
(4) Operating cash flow coverage ratio is net cash provided by operating activities divided by total estimated distributions to the limited and general partners.

SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call 5

($ in millions) For a definition and reconciliation of Adjusted EBITDA, please see appendix. (1) (1) SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call Significantly higher operating performance in Q4 2017 offset by timing differences in logistics revenue recognition vs. Q4 2016 Q4 2017 results +$9.3M vs. Q4 2016 $6.4M – Increased CMT base volumes and rate ($2.4M) – Lower volumes at KRT $15.1M – Timing of revenue recognition related to base ToP volumes Deferred Revenue Recognition Adjusted EBITDA – Q4 ‘16 to Q4 ‘17 $3.5M – Absence of Q4 2016 HHO turbine event

Adjusted EBITDA – FY ‘16 to FY ‘17 ($ in millions) For a definition and reconciliation of Adjusted EBITDA, please see appendix. (1) (1) SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call Delivered strong FY 2017 Adjusted EBITDA of $224.7M, up $11.7M, or 5.5%, vs. FY 2016 $1.0M – Favorable mark-to-market adjustments for BoD deferred comp. $1.0M – Lower employee-related and other costs, driven partially by rationalization efforts $5.2M – Increased CMT base volumes and rate $1.0M – CMT new business $3.5M – Absence of Q4 2016 HHO turbine event

Domestic Coke Business Summary Domestic Cokemaking Performance /ton /ton /ton /ton /ton 581K 564K 569K 585K Sales Tons (Production, Kt) 580K For a definition and reconciliation of Adjusted EBITDA and Adjusted EBITDA per ton, please see appendix. (1) /ton /ton 2,336K 2,298K Achieved strong Q4 2017 Coke results, and delivered improved FY 2017 Adjusted EBITDA/ton vs. 2016 SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call Q4 ‘17 cokemaking Adj. EBITDA of $40.3M up $3.6M vs. Q4 ‘16 Delivered strong Q4 2017 Adjusted EBITDA/ton of ~$69 Delivered FY ‘17 cokemaking results above guidance & FY ‘16 Adj. EBITDA of $170.3M above guidance of $163M to $168M and up vs. $167.0M in FY 2016 Adj. EBITDA/ton of $74/t above guidance of $69 to $73 and up vs. $71/t in FY 2016

Logistics Business Summary M M M M M (Tons Handled, Kt) $38.2M $10.9M $7.2M $9.7M $29.5M (1) Adjusted EBITDA includes Logistics deferred revenue when it is recognized as GAAP revenue. For a definition and reconciliation of Adjusted EBITDA, please see appendix. Q4 2017 and Q4 2016 Adjusted EBITDA includes $16.4M and $31.5M recognition of previously deferred revenue, respectively, related to take-or-pay shortfalls. (2) (2) M M Logistics Performance $50.5M $57.4M SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call Record CMT volumes driving strong logistics performance in Q4 2017; FY 2017 performance up $6.5M, or 10.3%, vs. FY 2016 Includes $31.5M D/R recognized Includes $16.4M D/R recognized Excl. def. revenue, CMT Q4 ’17 +$6.4M vs. Q4 ‘16 CMT Adj. EBITDA Delivered Q4 ‘17 Adjusted EBITDA of $34.8M Solid CMT throughput due to sustained coal market improvement Partial offset from lower KRT volumes due to reduced thermal coal burn Convent contributed $29.5M to Q4 ‘17 Adjusted EBITDA Substantially higher quarterly volumes up 653Kt, or 38%, vs. Q4 ‘16 FY ‘17 Logistics Adj. EBITDA of $69.7M in line with guidance and $6.5M improved vs. FY 2016 Highest annual volumes in CMT history, including $1.5M new business

FY 2017 Capital Deployment Strong cash flow generation from coke and coal logistics operations deployed primarily for de-levering, CapEx and SXCP distributions ($72.2M) – SXC(2) ($47.0M) – Public unitholders ($2.7M) – Non-controlling interests ($ in millions) Includes $1.1M of capitalized interest. Includes $62.8M for LP distributions, $3.8M for IDR payment (including $1.4M of additional IDR repayment from Q2 2016 sponsor support) and $5.6M for distributions to SXC for its 2% General Partner interest. (1) Revolver Availability $153M Strong cash flow generation from coke and logistics operations deployed primarily for CapEx and SXCP distributions (Attrib. SXCP) Q4 ‘16 Q4 ‘17 Total Debt $813M $843M Leverage 3.88x 3.81x $19.6M – Ongoing & expansion capex $19.4M – GCO gas sharing project(1) SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call

2018 Guidance

Market 2018 Outlook

SXCP SXCPartners

Steel and coal markets continue recovery to historical levels

Steel

Steel markets continued to improve in 2017, despite challenging import dynamic

- HRC benchmark averaged $620/st in 2017, up $100/st from 2015 – currently in low $700's
- Est. demand of ~120Mt on 75% utilization in 2017 vs. ~110Mt & ~70% in 2016
- In spite of continued trade action, finished steel import penetration remains elevated at 27%

Anticipate continued stabilization of domestic steel in 2018 (and beyond)

- US Manufacturing PMI continues to signal strong sector growth with steady auto demand
- Energy prices supportive of increased rig counts and pipeline development
- Tax reform provides capital for additional investment in the industrial sector
- Potential longer-term catalysts for steel include Section 232 and Infrastructure Plan

Coal

Thermal coal markets remain resilient given strong export pricing

- Continue to see support in export coal markets as API2 & Newcastle prices approach $100/mt
- Anticipate steady export volumes into Europe and Asia in 2018
- Domestic coal burn coming off low year in 2017 driven by weather, though low natural gas price remains a concern
- Additionally, US met. coal prices averaged $175/mt and ended 2017 at ~$200/mt

Source: AISI, CRU, Platts, S&P Capital IQ, US Census Bureau

SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call 12

Expected 2018 Adj. EBITDA Attrib. SXCP $215M – $225M ~$0 $0 – $5 ($1) – ($6) ($ in millions) Expect FY 2018 Adj. EBITDA attributable to SXCP of $215M – $225M For a definition and reconciliation of Adjusted EBITDA, please see appendix. (1) (1) (1) SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call Higher O&M, due primarily to increased outage scope vs. 2017 Budgeted yields return to normalized levels vs. 2017 benefit Additional CMT new business Increased CMT rate on base take-or-pay volumes Improved KRT volumes

2018 Domestic Coke Business Outlook Continue to expect solid cokemaking performance in 2018; FY 2018 Coke Adj. EBITDA(1) expected to be $164M – $169M Domestic Coke Performance (100% basis)(1) 2,300 – 2,350 $164M – $169M $M $M Anticipate FY 2018 Dom. Coke performance in line with historical range Higher outage costs due to increased scope vs. 2017 Budgeted yields return to normalized levels vs. 2017 benefit Anticipate FY 2018 production of 2.30Mt – 2.35Mt Represents Haverhill, Middletown and Granite City on a 100% basis. (Coke Production, Kt) SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call

2018 Logistics Business Outlook

SXCP SXCPartners

Anticipate continued growth in Logistics from increased volumes; FY 2018 Adjusted EBITDA guidance of $70M to $75M

Logistics Performance



(Tons Handled, Kt)
$63.2M
$69.7M
$70M – $75M
17,469
20,546
~22,000
12,976
12,497
~14,000
4,493
8,049
~8,000
FY 2016
FY 2017
FY 2018E
Total Logistics Adj. EBITDA ($M)(1)
CMT
Logistics (ex. CMT)

(1) Adjusted EBITDA includes Logistics deferred revenue when it is recognized as GAAP revenue. For a definition and reconciliation of Adjusted EBITDA, please see appendix.

Expect continued growth in logistics volumes in FY 2018

- Anticipate CMT will handle ~6.5Mt of base ToP volumes and ~1.5Mt new business (e.g., aggregates, pet. coke)
- Also expect higher KRT volumes driven by increased customer demand

Continuing active pursuit of new business opportunities across fleet

- Exploring additional opportunities to diversify customer and product mix
- With recently secured barge unloading solution, CMT's multi-modal capabilities now cover all transport options

SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call 15

2018 CapEx Overview

SXCP SXCPartners

Anticipate increased 2018 CapEx due to GCO gas sharing project and coke improvement projects

100% Basis

($ in millions)	FY 2017	FY 2018E
Ongoing	$19	$25
Other / Expansion	$1	$1
Environmental Project (Gas Sharing)[1]	$18	$35
Total CapEx	**$38**	**$61**

(1) Environmental Remediation cost at Granite City, which was pre-funded from dropdown proceeds. FY 2017 results exclude $1.1M of capitalized interest.

Continued execution of Granite City Gas Sharing project in 2018

- Anticipate ~$35M of CapEx in 2018 to complete project *(~$55M in total in '17 & '18)*

Anticipate additional ongoing expenditures for coke improvement projects

SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call 16

2018 Guidance Summary

SXCP SXCPartners

Outlook assumes distributions held flat for FY 2018;
Excess cash flow after distributions will fund remaining GCO CapEx

	FY 2017	2018 Guidance	
($ in millions, except per unit data)	As Reported	Low	High
Adjusted EBITDA attributable to SXCP	**$221**	**$215**	**$225**
Less:			
Corporate cost holiday/deferral[(1)]	$8	$0	$0
CMT Deferred Revenue	1	0	0
Ongoing capex *(SXCP share)*	19	25	25
Replacement capex accrual	8	8	8
Cash tax accrual[(2)]	3	3	3
Cash interest accrual	55	57	57
Estimated distributable cash flow	**$128**	**$122**	**$132**
Estimated distributions[(3)]	**$118**	**$118**	**$118**
Total distribution cash coverage ratio[(4)]	**1.08x**	**1.03x**	**1.12x**

(1) In 2017, represents repayment of Q2 2016 corporate cost reimbursement and IDR deferral.
(2) Cash tax impact from operations of Gateway Cogeneration Company LLC, which is an entity subject to income taxes for federal and state purposes at the corporate level.
(3) FY 2018 guidance assumes distributions held constant at $0.5940 per quarter.
(4) Total distribution cash coverage ratio is estimated distributable cash flow divided by estimated distributions.
(5) Cash flow after distributions of $12M to $22M represents distributable cash flow less estimated distributions plus non-cash replacement capex accrual.

Expect to generate between $122M – $132M of DCF in 2018

- Includes lapping of 2017 repayment of sponsor support
- Also includes slightly higher CapEx from 2018 coke projects
- Assumes distributions held flat at $0.5940/quarter for FY 2018

Cash flow after distributions[(5)] will be used to fund remaining GCO Gas Sharing project

- Per Omnibus Agreement, expect SXC will reimburse SXCP ~$20M in 2018 for environmental remediation spend

SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call 17

2018 Key Initiatives Drive strong operational & safety performance while optimizing asset utilization Deliver Operations Excellence and Optimize Asset Base Implement gas sharing technology project to drive improved environmental performance Complete Execution of Granite City Gas Sharing Project Secure further new business to contribute towards $5M – $10M EBITDA target in next 2 years Leverage CMT Capabilities to Diversify Customer & Product Mix Achieve $215M – $225M Adj. EBITDA attrib. to SXCP and $122M – $132M DCF guidance Accomplish 2018 Financial Objectives SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call

Questions

Investor Relations 630-824-1987 www.suncoke.com

Appendix

Definitions Adjusted EBITDA represents earnings before interest, (gain) loss on extinguishment of debt, taxes, depreciation and amortization, adjusted for changes to our contingent consideration liability related to our acquisition of the CMT and the expiration of certain acquired contractual obligations. Adjusted EBITDA does not represent and should not be considered an alternative to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance and liquidity of the Partnership's net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA attributable to SXC/SXCP represents Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests. •Adjusted EBITDA/Ton represents Adjusted EBITDA divided by tons sold/handled. SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call

Definitions Distributable Cash Flow equals Adjusted EBITDA plus sponsor support and Logistics deferred revenue; less net cash paid for interest expense, ongoing capital expenditures, accruals for replacement capital expenditures and cash distributions to noncontrolling interests; plus amounts received under the Omnibus Agreement and acquisition expenses deemed to be Expansion Capital under our Partnership Agreement. Distributable Cash Flow is a non-GAAP supplemental financial measure that management and external users of SXCP's financial statements, such as industry analysts, investors, lenders and rating agencies use to assess: SXCP's operating performance as compared to other publicly traded partnerships, without regard to historical cost basis; the ability of SXCP's assets to generate sufficient cash flow to make distributions to SXCP's unitholders; SXCP's ability to incur and service debt and fund capital expenditures; and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. We believe that Distributable Cash Flow provides useful information to investors in assessing SXCP's financial condition and results of operations. Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable Cash Flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income and net cash provided by operating activities and used in investing activities. Additionally, because Distributable Cash Flow may be defined differently by other companies in the industry, our definition of Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. Distributable Cash Flow Coverage Ratio equals Distributable Cash Flow divided by estimated distributions to the limited and general partners. Operating Cash Flow Coverage Ratio equals net cash provided by operating activities divided by total estimated distributions to the limited and general partners. Operating cash flow is generally expected to be higher than Distributable Cash Flow as Distributable Cash Flow is further reduced by certain cash reserves including capital expenditures, an investing cash flow item. Additionally, Distributable Cash Flow represents only the Partnership’s share of available cash by excluding Adjusted EBITDA attributable to noncontrolling interest, while operating cash flow is reported on a consolidated basis. Ongoing capital expenditures (“capex”) are capital expenditures made to maintain the existing operating capacity of our assets and/or to extend their useful lives. Ongoing capex also includes new equipment that improves the efficiency, reliability or effectiveness of existing assets. Ongoing capex does not include normal repairs and maintenance, which are expensed as incurred, or significant capital expenditures. For purposes of calculating distributable cash flow, the portion of ongoing capex attributable to SXCP is used. Replacement capital expenditures (“capex”) represents an annual accrual necessary to fund SXCP’s share of the estimated costs to replace or rebuild our facilities at the end of their working lives. This accrual is estimated based on the average quarterly anticipated replacement capital that we expect to incur over the long term to replace our major capital assets at the end of their working lives. The replacement capex accrual estimate will be subject to review and prospective change by SXCP’s general partner at least annually and whenever an event occurs that causes a material adjustment of replacement capex, provided such change is approved by our conflicts committee. SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call

2017 Adj. EBITDA Reconciliation SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call The Partnership recorded a loss on extinguishment of debt as a result of its debt refinancing activities which occurred during the second quarter of 2017. The Partnership recorded a gain on extinguishment of debt as a result of senior note repurchases in 2016. As a result of changes in the fair value of the contingent consideration liability, the Partnership recognized a benefit of $1.7 million during 2017. The Partnership amended its contingent consideration terms with The Cline Group during the first quarter of 2016. This amendment and subsequent fair value adjustments to the contingent consideration liability, resulted in gains of $1.8 million and $10.1 million recorded during the three and twelve months ended December 31, 2016, respectively, which were excluded from Adjusted EBITDA. In association with the acquisition of CMT, we assumed certain performance obligations under existing contracts and recorded liabilities related to such obligations. These contractual performance obligations expired without the customer requiring performance. As such, the Partnership reversed the liabilities as we no longer have any obligations under the contract. Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest's share of interest, taxes, income, and depreciation and amortization.

2017 Adj. EBITDA Reconciliation SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call Changes in working capital exclude those items not impacting Adjusted EBITDA, such as change in interest payable and income taxes payable. As a result of changes in the fair value of the contingent consideration liability, the Partnership recognized a benefit of $1.7 million during 2017. The Partnership amended its contingent consideration terms with The Cline Group during the first quarter of 2016. This amendment and subsequent fair value adjustments to the contingent consideration liability, resulted in gains of $1.8 million and $10.1 million recorded during the three and twelve months ended December 31, 2016, respectively, which were excluded from Adjusted EBITDA. In association with the acquisition of CMT, we assumed certain performance obligations under existing contracts and recorded liabilities related to such obligations. These contractual performance obligations expired without the customer requiring performance. As such, the Partnership reversed the liabilities as we no longer have any obligations under the contract. In accordance with SEC's May 2016 update to its guidance on the appropriate use of non-GAAP financial measures, Adjusted EBITDA does not include Logistics deferred revenue until it is recognized as GAPP revenue. Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest's share of interest, taxes, income, and depreciation and amortization.

2017 Distributable Cash Flow Reconciliation SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call The Partnership recorded a loss on extinguishment of debt as a result of its debt refinancing activities which occurred during the second quarter of 2017. The Partnership recorded a gain on extinguishment of debt as a result of senior note repurchases in 2016. As a result of changes in the fair value of the contingent consideration liability, the Partnership recognized a benefit of $1.7 million during 2017. The Partnership amended its contingent consideration terms with The Cline Group during the first quarter of 2016. This amendment and subsequent fair value adjustments resulted in gains of $1.8 million and $10.1 million recorded during the three months and fiscal year ended December 31, 2016, respectively. In association with the acquisition of CMT, we assumed certain performance obligations under existing contracts and recorded liabilities related to such obligations. In the third quarter of 2016, the final acquired contractual performance obligation expired without the customer requiring performance. Therefore, the Partnership reversed the liability as we no longer have any obligations under the contract. Logistics volume shortfall billings adjusts to include ton minimums billed throughout the year in Distributable Cash Flow to better align with cash collection. Volume shortfall billings on take-or-pay contracts are recorded as deferred revenue and are recognized into GAAP income based on the terms of the contract, at which time they will be excluded from Distributable Cash Flow. Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest's share of interest, taxes, income, and depreciation and amortization.

2017 Distributable Cash Flow Reconciliation SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call Changes in working capital exclude those items not impacting Adjusted EBITDA, such as change in interest payable and income taxes payable. As a result of changes in the fair value of the contingent consideration liability, the Partnership recognized a benefit of $1.7 million during 2017. The Partnership amended its contingent consideration terms with The Cline Group during the first quarter of 2016. This amendment and subsequent fair value adjustments resulted in gains of $1.8 million and $10.1 million recorded during the three months and fiscal year ended December 31, 2016, respectively. In association with the acquisition of CMT, we assumed certain performance obligations under existing contracts and recorded liabilities related to such obligations. In the third quarter of 2016, the final acquired contractual performance obligation expired without the customer requiring performance. Therefore, the Partnership reversed the liability as we no longer have any obligations under the contract. Logistics volume shortfall billings adjusts to include ton minimums billed throughout the year in Distributable Cash Flow to better align with cash collection. Volume shortfall billings on take-or-pay contracts are recorded as deferred revenue and are recognized into GAAP income based on the terms of the contract, at which time they will be excluded from Distributable Cash Flow. Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest's share of interest, taxes, income, and depreciation and amortization. Operating cash flow coverage ratio is net cash provided by operating activities divided by total estimated distributions to the limited and general partners. Operating cash flow is generally expected to be higher than Distributable Cash Flow as Distributable Cash Flow is further reduced by certain cash reserves including capital expenditures, an investing cash flow item. Additionally, Distributable Cash Flow represents only the Partnership’s share of available cash by excluding Adjusted EBITDA attributable to noncontrolling interest, while operating cash flow is reported on a consolidated basis. Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners.

Balance Sheet & Debt Metrics SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call Represents mid-point of FY 2017 guidance for Adj. EBITDA attributable to SXCP. Note: Interest payments on new 2025 SXCP Sr. Notes made in June and December of each year, as compared to February and August with the previous 2020 SXCP Sr. Notes.

2018E Guidance Reconciliation SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest's share of interest, taxes, income, and depreciation and amortization.

2018E Guidance Reconciliation SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest's share of interest, taxes, income, and depreciation and amortization.

2018E Guidance Reconciliation SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call Cash tax impact from operations of Gateway Cogeneration Company LLC, which is an entity subject to income taxes for federal and state purposes at the corporate level. Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest's share of interest, taxes, income, and depreciation and amortization.

2018E Guidance Reconciliation SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call Cash tax impact from operations of Gateway Cogeneration Company LLC, which is an entity subject to income taxes for federal and state purposes at the corporate level. Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest's share of interest, taxes, income, and depreciation and amortization. Estimated distributions assumes distributions are held constant at $0.5940 per unit each quarter. Operating cash flow coverage ratio is net cash provided by operating activities divided by total estimated distributions to the limited and general partners. Operating cash flow is generally expected to be higher than Distributable Cash Flow as Distributable Cash Flow is further reduced by certain cash reserves including capital expenditures, an investing cash flow item. Additionally, Distributable Cash Flow represents only the Partnership’s share of available cash by excluding Adjusted EBITDA attributable to noncontrolling interest, while operating cash flow is reported on a consolidated basis. Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners.

Thermal Coal Export Profitability

SXCP SXCPartners

Solid API2 benchmark price should continue to support CMT ILB producers' competitiveness in maintaining viable exports



$93
$6
($18)
($17)
($6)
($20)
$38
API 2 (1) Benchmark
BTU Premium
Sulfur (2) Penalty
Ocean (3) Freight
Metric to Short Conversion
Inland (4) Freight
Mine Netback
(in $ per metric tonne)
(in $ per short ton)

Believe ILB export thermal coal solidly profitable at current spot API2 benchmark pricing of ~$93/t

- Based on average ILB cash cost, netback calculation implies attractive margins

CMT well-positioned to serve ILB thermal coal producers

(1) Netback calculation example assuming $93 per metric tonne January 2018 API 2 benchmark *(spot price source: Argus Media)*
(2) Sulfur penalty assuming 2.9% sulfur content *(source: Platts)*
(3) Estimated US Gulf/ARA Coal Panamax freight *(source: Platts)*
(4) Consists of CN rail transportation from ILB coal mines to CMT and terminal transloading costs *(source: internal estimates)*

SXCP Q4 & FY 2017 Earnings and 2018 Guidance Call 33